                                                                   EXHIBIT 10.21



                                U.S. $75,000,000

                                CREDIT AGREEMENT,

                            dated as of July 2, 1998


                                      among


                               PENFORD CORPORATION

                                       and

                              PENFORD PRODUCTS CO.

                                as the Borrowers,


                     CERTAIN COMMERCIAL LENDING INSTITUTIONS

                                 as the Lenders,


                                       and


                            THE BANK OF NOVA SCOTIA,

                          as the Agent for the Lenders.

                                       TABLE OF CONTENTS

                                                                                    Page

1      DEFINITIONS AND ACCOUNTING TERMS............................................  1
       1.1  Defined Terms..........................................................  1
       1.2  Use of Defined Terms................................................... 11
       1.3  Cross References....................................................... 12
       1.4  Accounting and Financial Determinations................................ 12

2      LOAN COMMITMENTS, BORROWING PROCEDURES AND NOTES............................ 12
       2.1  Loan Commitments....................................................... 12
              2.1.1  Loan Commitment............................................... 12
              2.1.2  Lenders Not Permitted or Required to Make Loans............... 12
       2.2  Joint and Several Liability............................................ 12
       2.3  Optional Reduction Of Loan Commitment Amounts.......................... 12
       2.4  Borrowing Procedure.................................................... 12
       2.5  Continuation and Conversion Elections.................................. 13
       2.6  Funding................................................................ 13
       2.7  Notes.................................................................. 13

3      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, AND SECURITY.................... 14
       3.1  Repayments and Prepayments............................................. 14
              3.1.1  Voluntary Prepayments......................................... 14
              3.1.2  Exceeding the Loan Commitment................................. 14
              3.1.3  Acceleration.................................................. 14
       3.2  Application of Payments and Prepayments................................ 14
              3.2.1  Voluntary Prepayments......................................... 14
       3.3  Interest Provisions.................................................... 14
              3.3.1  Rates......................................................... 14
              3.3.2  Post-Maturity Rates........................................... 15
              3.3.3  Payment Dates................................................. 15
              3.3.4  Interest Rate Determination................................... 16
       3.4  Fees................................................................... 16
              3.4.1  Commitment Fee................................................ 16
              3.4.2  Agent's Fees.................................................. 16
       3.5  Future Subsidiaries.................................................... 16

4      CERTAIN LIBO RATE AND OTHER PROVISIONS...................................... 16
       4.1  LIBO Rate Lending Unlawful............................................. 16
       4.2  Deposits Unavailable................................................... 17
       4.3  Increased LIBO Rate Loan Costs, etc.................................... 17
       4.4  Funding Losses......................................................... 17
       4.5  Increased Capital Costs................................................ 18
       4.6  Taxes.................................................................. 18
       4.7  Payments, Computations, etc............................................ 19
       4.8  Sharing of Payments.................................................... 19
       4.9  Setoff................................................................. 20

       4.10  Use of Proceeds....................................................... 20
       4.11  Actions of Affected Lenders........................................... 20

5      CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING........................... 20
       5.1  Initial Borrowing...................................................... 20
              5.1.1  Resolutions, etc.............................................. 20
              5.1.2  Delivery of Documentation..................................... 21
              5.1.3  Opinion of Counsel............................................ 21
              5.1.4  Organizational Documents...................................... 21
              5.1.5  Closing Fees, Expenses, etc................................... 21
       5.2  All Borrowings......................................................... 21
              5.2.1  Compliance with Warranties, No Default, etc................... 21
              5.2.2  Borrowing Request............................................. 22
              5.2.3  Satisfactory Legal Form....................................... 22

6      REPRESENTATIONS AND WARRANTIES.............................................. 22
       6.1  Organization, etc...................................................... 22
       6.2  Due Authorization, Non-Contravention, etc.............................. 22
       6.3  Government Approval Regulation, etc.................................... 23
       6.4  Validity, etc.......................................................... 23
       6.5  Financial Information.................................................. 23
       6.6  No Material Adverse Change............................................. 23
       6.7  Litigation, Labor Controversies, etc................................... 23
       6.8  Subsidiaries........................................................... 23
       6.9  Ownership of Properties................................................ 24
       6.10  Taxes................................................................. 24
       6.11  Pension and Welfare Plans............................................. 24
       6.12  Environmental Warranties.............................................. 24
       6.13  Regulations G, U and X................................................ 24
       6.14  Year 2000 Compliance.................................................. 24
       6.15  Accuracy of Information............................................... 24

7      COVENANTS................................................................... 25
       7.1  Affirmative Covenant................................................... 25
              7.1.1  Financial Information, Reports, Notices, etc.................. 25
              7.1.2  Compliance with Laws, etc..................................... 26
              7.1.3  Maintenance of Properties..................................... 26
              7.1.4  Insurance..................................................... 26
              7.1.5  Books and Records............................................. 27
              7.1.6  Environmental Covenant........................................ 27
       7.2  Negative Covenants..................................................... 27
              7.2.1  Business Activities........................................... 27
              7.2.2  Indebtedness.................................................. 27
              7.2.3  Liens......................................................... 28
              7.2.4  Financial Condition........................................... 29
              7.2.5  Investments................................................... 30
              7.2.6  Restricted Payments, etc...................................... 30
              7.2.7  Consolidation, Merger, etc.................................... 31
              7.2.8  Asset Dispositions, etc....................................... 31

              7.2.9  Transactions with Affiliates.................................. 31
              7.2.10  Restrictive Agreements, etc.................................. 31

8      EVENTS OF DEFAULT........................................................... 32
       8.1  Listing of Events of Default........................................... 32
              8.1.1  Non-Payment of Obligations.................................... 32
              8.1.2  Breach of Warranty............................................ 32
              8.1.3  Non-Performance of Certain Covenants and Obligations.......... 32
              8.1.4  Non-Performance of Other Covenants and Obligations............ 33
              8.1.5  Default on Other Indebtedness................................. 33
              8.1.6  Loss, Destruction or Condemnation of Property................. 33
              8.1.7  Judgments..................................................... 33
              8.1.8  Pension Plans................................................. 33
              8.1.9  Control of the Borrowers...................................... 33
              8.1.10  Bankruptcy, Insolvency, etc.................................. 34
              8.1.11  Impairment of Enforceability, etc............................ 34
              8.1.12  Environmental Matters........................................ 34
       8.2  Action if Bankruptcy................................................... 34
       8.3  Action if Other Event of Default....................................... 34

9      THE AGENT................................................................... 35
       9.1  Actions................................................................ 35
       9.2  Funding Reliance, etc.................................................. 35
       9.3  Exculpation............................................................ 35
       9.4  Successor.............................................................. 36
       9.5  Loans by Scotiabank.................................................... 36
       9.6  Credit Decisions....................................................... 36
       9.7  Copies, etc............................................................ 37
10     MISCELLANEOUS PROVISIONS.................................................... 37
       10.1  Waivers, Amendments, etc.............................................. 37
       10.2  Notices............................................................... 37
       10.3  Payment of Costs and Expenses......................................... 38
       10.4  Indemnification....................................................... 38
       10.5  Survival.............................................................. 39
       10.6  Severability.......................................................... 39
       10.7  Headings.............................................................. 39
       10.8  Execution in Counterparts, Effectiveness, etc......................... 39
       10.9  Governing Law; Entire Agreement....................................... 39
       10.10  Successors and Assigns............................................... 40
       10.11  Sale and Transfer of Loans and Notes; Participations in Loans
              and Notes............................................................ 40
              10.11.1  Assignments................................................. 40
              10.11.2  Participations.............................................. 41
       10.12  Confidentiality...................................................... 42
       10.13  Other Transactions................................................... 42
       10.14  Forum Selection and Consent to Jurisdiction.......................... 42
       10.15  Waiver of Jury Trial................................................. 43
       10.16  Statutory Disclosure................................................. 44

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of July 2, 1998, among PENFORD CORPORATION, a Washington corporation ("Penford Corporation"), and PENFORD PRODUCTS CO., a Delaware corporation ("Penford Products"), (collectively the "Borrowers" and individually a "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank") as agent (the "Agent") for the Lenders,

                              W I T N E S S E T H:

        WHEREAS, the Borrowers are engaged in the business of manufacturing modified starches primarily for the paper and food ingredients industries, and, until Penford Corporation's Subsidiary, Penwest Pharmaceuticals Co., a Washington corporation, ("Penwest"), is divested in the fall of 1998, are also engaged in the pharmaceuticals business;

        WHEREAS, the Borrowers desire to obtain Loan Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $75,000,000, will be made to the Borrowers from time to time prior to the applicable Commitment Termination Date for such Loan Commitments;

        WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article ), to extend such Loan Commitments and make such Loans to the Borrowers; and

        WHEREAS, the proceeds of such Loans will be used for refinancing existing indebtedness of the Borrowers and for general corporate purposes and working capital purposes, including capital expenditures, of the Borrowers and their domestic subsidiaries (if any);

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.



1 -  CREDIT AGREEMENT

        "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 9.4.

        "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by Scotiabank at its Portland, Oregon branch as its prime rate; and

                (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

        "Applicable Margin" means the rate of interest per annum added to the LIBO Rate (Reserve Adjusted) pursuant to Section 3.3.1, determined based upon the Leverage Ratio as of the end of then most recent Fiscal Quarter of Penford Corporation in the following manner:

               Leverage             Applicable
                Ratio                 Margin
                -----                 ------
               > 3.50                 1.000%
               > 3.00                 0.875%
               > 2.50                 0.750%
               > 2.00                 0.625%
               < 2.00                 0.500%

        "Authorized Officer" means, relative to any Obligor, those of its officers (or in the case of a Borrowing Request, any other employee) whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1 or from time to time after the Effective Date.

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Borrowers" and "Borrower" mean Penford Corporation, Penford Products and any other Subsidiary of Penford Corporation which becomes a Borrower pursuant to Section 3.5.

        "Borrowing" means the Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B hereto.



2 -  CREDIT AGREEMENT

        "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia, New York, New York, Seattle, Washington or Portland, Oregon; and

               (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day for purposes of clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar markets of the Reference Lender's LIBO Office.

        "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers or any of their Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

       "Cash Equivalent Investment" means, at any time:

               (a) any obligation, maturing not more than one year after such time, issued or guaranteed by the United States Government;

               (b) municipal notes or note funds rated at the time of purchase, SP-1/A-1 or SP-2/A-2 by Standard & Poor's Ratings Group or VMIG1 or VMIG2 by Moody's Investors Service, Inc.; municipal bonds or bond funds rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or Aaa or Aa by Moody's Investors Service, Inc.; or money market funds rated at the time of purchase, A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

               (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); or

               (d) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended.

        "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of one-third (1/3) or more of the outstanding shares of voting stock of a Borrower.



3 -  CREDIT AGREEMENT

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import.

        "Commitment Fee Rate" means a percentage per annum determined quarterly based upon the Leverage Ratio as of the end of the applicable Fiscal Quarter, as follows:

               Leverage             Commitment
                Ratio                Fee Rate
                -----                --------
               > 3.00                 0.300%
               > 2.50                 0.250%
               > 2.00                 0.200%
               < 2.00                 0.175%

        "Commitment Termination Event" means

                (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.10; or

                (b) the occurrence and continuance of any other Event of Default and either

                        (i) the declaration of the Loans to be due and payable
                pursuant to Section 8.3, or

                      (ii) in the absence of such declaration, the giving of
               notice by the Agent, acting at the direction of the Required Lenders, to the Borrowers that the Loan Commitments have been terminated.

        "Compliance Certificate" means a certificate duly executed by an Authorized Officer of Penford Corporation, substantially in the form of Exhibit D hereto.

        "Consolidated Net Worth" means the consolidated net worth of the Borrowers and their Subsidiaries (if any), as reflected in the consolidated financial statements of Penford Corporation.

        "Consolidated Tangible Net Worth" means the consolidated net worth of the Borrowers and their Subsidiaries (if any) less (unless otherwise deducted in determining consolidated net worth) the aggregate amount of any intangible assets of the Borrowers and their Subsidiaries, including, without limitation, deferred financing and organizational costs (net of amortization), goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, all as reflected in the consolidated financial statements of Penford Corporation.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be calculated in accordance with GAAP; provided, however, that the Contingent Liability of a Borrower under any guarantee of any Person's obligation under a revolving credit facility shall be deemed to be



4 -  CREDIT AGREEMENT
the amount of the borrowings then outstanding under such facility plus any interest accrued thereon and any other charges then due under such facility.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with a Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Agent and the Required Lenders.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

        "EBITDA" means, for any period of four Fiscal Quarters, the Borrowers' and their Subsidiaries' (if any) earnings from continuing operations (as reflected in the consolidated financial statements of Penford Corporation) before interest expense, taxes, depreciation and amortization, calculated on a rolling four Fiscal Quarter basis, but excluding any historical one time non-recurring charges and the charges incurred by Penford Corporation in connection with the divesting of Penwest.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Event of Default" is defined in Section 8.1.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or



5 -  CREDIT AGREEMENT

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on August 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the August 31 occurring during such calendar year.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" is defined in Section 1.4.

        "Hazardous Material" means

               (a)    any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

               (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "including" means including without limiting the generality of any description preceding such term.

        "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (e) whether or not so included as liabilities in accordance with GAAP, all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title



6 -  CREDIT AGREEMENT
        retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (i) Permitted Intercompany Loans shall not be considered Indebtedness and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent that either (x) such Person is directly obligated for such Indebtedness, or (y) that such Indebtedness is a Contingent Liability of such Person.

        "Indebtedness to Consolidated Capitalization Ratio means the ratio of
(i) the principal amount of all Indebtedness of the Borrowers and their Subsidiaries (if any) to (ii) the sum of the principal amount of all Indebtedness and Consolidated Net Worth.

        "Indemnified Liabilities" is defined in Section 10.4.

        "Indemnified Parties" is defined in Section 10.4.

        "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as a Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

               (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

               (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

        "Investment" means, relative to any Person,

               (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) other than Permitted Intercompany Loans;

               (b) any Contingent Liability of such Person (provided, however, that the Penwest Guarantee shall not be deemed an Investment of a Borrower); and

                (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other



7 -  CREDIT AGREEMENT

Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

        "Interest/Rental Expense Coverage Ratio" means, for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of the Borrowers' and their Subsidiaries' (if any) EBITDA and Personal Property Rental Expense for such period to (ii) the sum of the Borrowers' and their Subsidiaries' interest expense and Personal Property Rental Expense.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

        "KeyBank" means KeyBank National Association.

        "Lenders" is defined in the preamble.

        "Leverage Ratio" means, for any period of four consecutive Fiscal Quarters, the ratio of (i) the sum of the Borrowers' and their Subsidiaries'(if any) Indebtedness as of the end of such period to (ii) the sum of the Borrowers' and their Subsidiaries' EBITDA for such period.

        "LIBO Rate" is defined in Section 3.3.1.

        "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

        "LIBO Rate (Reserve Adjusted)" is defined in Section 3.3.1.

        "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender has designated from time to time by notice from such Lender to the Borrowers and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

        "LIBOR Reserve Percentage" is defined in Section 3.3.1.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" is defined in Section 2.1.1.

        "Loan Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

        "Loan Commitment Amount" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.1.



8 - CREDIT AGREEMENT

        "Loan Commitment Termination Date" means the earliest of

               (a)    July 2, 2003;

               (b) the date on which the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

               (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Loan Commitments shall terminate automatically and without any further action.

        "Loan Document" means this Agreement, the Notes, and each other agreement, document or instrument delivered in connection with this Agreement.

        "Material Adverse Effect" means any circumstance or event which is reasonably likely to (i) have a material adverse effect on the validity or enforceability of this Agreement, the Notes or any other Loan Document, (ii) have a material adverse effect on the financial condition, operations, assets, business or properties of the Borrowers and their Subsidiaries, taken as a whole, or (iii) materially impair the ability of the Borrowers to fulfill their respective obligations under this Agreement or any other Loan Document.

        "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

        "Net Equity Proceeds" means, with respect to any issuance by a Borrower or any Subsidiary of any equity securities, the gross consideration received by or for the account of the issuer minus underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the issuer.

        "Net Income" means the consolidated net income of the Borrowers and their Subsidiaries (if any), determined in accordance with GAAP.

        "Note" means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Obligations" means all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

        "Obligor" means, as the context may require, the Borrowers or any other Person (other than the Agent or any Lender) obligated under any Loan Document.

        "Organic Document" means, relative to any Obligor, its articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of capital stock.



9 - CREDIT AGREEMENT

        "Participant" is defined in Section 10.11.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Penford Corporation" is defined in the preamble.

        "Penford Products" is defined in the preamble.

        "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which a Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

        "Penwest" is defined in the first Whereas clause.

        "Penwest Guarantee" means the guarantees by Penford Corporation, Penford Products or any of their Subsidiaries of that certain $15,000,000 revolving term credit facility provided by Scotiabank to Penwest.

        "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

        "Permitted Dispositions" means any sale, transfer, lease or conveyance by a Borrower or any of its Subsidiaries of any assets that is (i) made in the ordinary course of its business, (ii) made to a Borrower or any of its Subsidiaries, or (iii) a distribution of Penford Corporation's shares of the common stock of Penwest to the holders of Penford Corporation's common stock and the cancellation of all Indebtedness of Penwest to Penford Corporation.

        "Permitted Intercompany Loans" means any loans from a Borrower to another Borrower or to a Subsidiary of a Borrower or from a Subsidiary of a Borrower to a Borrower or another Subsidiary of a Borrower.

        "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Personal Property Rental Expense" means the expense for the rental or lease of furniture, fixtures and equipment, including without limitation leases of rail cars.

        "Plan" means any Pension Plan or Welfare Plan.

        "Portland time" means the time in Portland, Oregon.



10 -  CREDIT AGREEMENT

        "Quarterly Payment Date" means the last day of each February, May, August, and November or, if any such day is not a Business Day, the next succeeding Business Day.

        "Reference Lender" means Scotiabank.

        "Release" means a "release", as such term is defined in CERCLA.

        "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes, or, if no such principal amount is then outstanding, Lenders having at least 51% of the aggregate Loan Commitments.

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

        "Restricted Disposition" means any sale, transfer, lease, contribution or conveyance by a Borrower or any Subsidiary of its assets that is not a Permitted Disposition.

        "Scotiabank" is defined in the Preamble.

        "Stated Maturity Date" means July 2, 2003.

        "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Taxes" is defined in Section 4.6.

        "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Unused Commitment Amount" means, for any given Quarterly Payment Date, the average daily unused amount of the Loan Commitment for the Fiscal Quarter ending on the Quarterly Payment Date.

        "U.S. Bank" means U.S. Bank National Association.

        "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(i) of ERISA.

        SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.



11 -  CREDIT AGREEMENT

        SECTION 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and commutations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the audited financial statements referred to in Section 6.5.

                                    ARTICLE 2

                LOAN COMMITMENTS, BORROWING PROCEDURES AND NOTES

        SECTION 2.1 Loan Commitments. On the terms and subject to the conditions of this Agreement (including Article 5), each Lender severally agrees to make Loans pursuant to the Loan Commitments described in this Section 2.1.

        SECTION 2.1.1 Loan Commitment. From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, each Lender will make revolving loans (relative to such Lender, its "Loans") to a Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Loans requested by such Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Loan Commitment". On the terms and subject to the conditions hereof, a Borrower may from time to time borrow, repay, prepay and reborrow Loans.

        SECTION 2.1.2 Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto,

                      (i) the aggregate outstanding principal amount of all
               Loans of all Lenders would exceed the Loan Commitment Amount; or

                      (ii) the aggregate outstanding principal amount of all
               Loans of such Lender would exceed such Lender's Percentage of the Loan Commitment Amount.

        SECTION 2.2 Joint and Several Liability. Each Borrower shall be jointly and severally liable for all of the Obligations.

        SECTION 2.3 Optional Reduction Of Loan Commitment Amounts. The Borrowers may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Loan Commitment Amount by giving joint notice to the Agent; provided, however, that all such reductions shall require at least five Business Day's prior notice from the Borrowers to the Agent and be permanent, and any partial reduction of the Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

        SECTION 2.4 Borrowing Procedure. A Borrower may from time to time irrevocably request, on not less than three Business Days' notice in the case of LIBO Rate Loans and not less than one



12 -  CREDIT AGREEMENT

Business Day's notice in the case of Base Rate Loans, that a Borrowing of Loans be made in a minimum amount of $1,000,000 and an integral multiple of $500,000 in the case of LIBOR Rate Loans and in a minimum amount of $500,000 and an integral multiple of $100,000 in the case of Base Rate Loans, or, if less, in the unused amount of the Loan Commitment; provided, however, that in no event shall there be more than seven LIBOR Rate Loans from each Lender outstanding at any one time. To be deemed delivered on a Business Day, a Borrowing Request must be delivered to the Agent on or before 10:00 a.m., Portland time, on the Business Day. Not later than 12:00 noon, Portland time, on the date of receipt, the Agent shall give notice to each Lender of the terms of each Borrowing Request for Loans submitted by the requesting Borrower on the terms and subject to the conditions of this Agreement. Each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., Portland time, on the Business Day specified in the Borrowing Request, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the requesting Borrower by deposit to the accounts the requesting Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

        SECTION 2.5 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 9:00 a.m., Portland time, on a Business Day, a Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that (a) all, or any portion, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, of any Base Rate Loans be converted into LIBO Rate Loans,
(b) all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any LIBO Rate Loans be converted into a Base Rate Loan, or (c) all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, of any LIBO Rate Loan be continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. Not later than 12:00 noon, Portland time, on the date of receipt, the Agent shall give notice to each Lender of the terms of each Continuation/Conversion Notice delivered to it by a Borrower.

        SECTION 2.6 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.2, or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

        SECTION 2.7 Notes. Each Lender's Loans under its Loan Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Loan Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such



13 -  CREDIT AGREEMENT

Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

                                    ARTICLE 3

            REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, AND SECURITY

        SECTION 3.1 Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall be made as set forth below:

        SECTION 3.1.1 Voluntary Prepayments. From time to time on any Business Day, a Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that any such prepayment shall be applied to such Loans as shall be specified by such Borrower in a written notice to the Agent, or in the absence of such notice, as the Agent shall specify.

        SECTION 3.1.2 Exceeding the Loan Commitment. Immediately after the Agent notifies the Borrowers that the sum of the aggregate outstanding principal amount of all Loans exceeds the Loan Commitment Amount (as it may be reduced from time to time), the Borrowers shall make a mandatory prepayment of the Loans in an aggregate amount equal to such excess.

        SECTION 3.1.3 Acceleration. The Borrowers shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

        SECTION 3.2 Application of Payments and Prepayments.

        SECTION 3.2.1 Voluntary Prepayments. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Loan Commitment Amount.

        SECTION 3.3 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.3.

        SECTION 3.3.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, a Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

               (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect; and

               (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.



14 -  CREDIT AGREEMENT

        The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                   LIBO Rate =                     LIBO Rate
               (Reserve Adjusted)   1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rate furnished to and received by the Agent from the Reference Lender, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.3.4.

        "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the rate per annum at which Dollar deposits in immediately available funds are offered to the Reference Lender's LIBOR Office in the interbank eurodollar market as at or about 12:00 noon New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

        "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

        All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

        SECTION 3.3.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable, the Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of the Alternate Base Rate plus 2%.

        SECTION 3.3.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

               (a)    on the Stated Maturity Date therefor;

               (b) on the date of any payment or repayment, in whole or in part, of principal outstanding on such Loan;

               (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

               (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day three months after the



15 -  CREDIT AGREEMENT
        beginning of the Interest Period which numerically corresponds to the beginning date of the Interest period (or, if the third month has no numerically corresponding day, on the last Business Day of such month)); and

                (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 3.3.4 Interest Rate Determination. The Reference Lender agrees to furnish to the Agent timely information for the purpose of determining each LIBO Rate.

        SECTION 3.4 Fees. The Borrowers agree to pay the fees set forth in this
Section 3.4. All such fees shall be nonrefundable.

        SECTION 3.4.1 Commitment Fee. The Borrowers agree to pay to the Agent for the account of each Lender, for the period (including any portion thereof when a Lender's Loan Commitment is suspended by reason of a Borrower's inability to satisfy any condition of Article 5) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee calculated at the Commitment Fee Rate per annum on such Lender's Percentage of the Unused Commitment Amount. Such commitment fee shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date.

        SECTION 3.4.2 Agent's Fees. The Borrowers agree to pay to the Agent for its own account, in addition to all other amounts payable by the Borrowers under
Section 3.4.1, such other fees as were described in the fee letter dated May 13, 1998 between Penford Corporation and Scotiabank.

        SECTION 3.5 Future Subsidiaries. The Borrowers agree that if any Borrower hereafter forms any Subsidiary of such Borrower which owns assets with a value equal to 10% or more of the value of the consolidated assets of Penford Corporation and its Subsidiaries, such Borrower shall cause the newly formed Subsidiary to become a party to this Agreement as a Borrower. For purposes of this Section 3.5, "value" shall mean the value that is or would be shown on the subject entity's financial statements dated as of the date the value is to be determined.

                                    ARTICLE 4

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

        SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically



16 -  CREDIT AGREEMENT
convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

        SECTION 4.2 Deposits Unavailable. If the Agent shall have determined that

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lender in its relevant markets; or

               (b) by reason of circumstances affecting the Reference Lender's relevant markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.4 and Section 2.5, to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans which results from the introduction of or any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof (including, by way of example, but not limited to, a change in official reserve requirements). Such Lender shall promptly notify the Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and a calculation of the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

        SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

               (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section or otherwise;

               (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, except as a result of a Lender's breach of its Loan Commitment hereunder; or

               (c) any Loans not being continued as, or converted into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, except as a result of a Lender's breach of its Loan Commitment hereunder, then, upon the written notice of such Lender to the Borrowers (with a copy to the Agent), the Borrowers shall, within five days of their receipt thereof, pay directly to such Lender such amount as will (in the



17 -  CREDIT AGREEMENT
reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

        SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Loan Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers and the Agent, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

        SECTION 4.6 Taxes. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such nonexcluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

        If a Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest



18 -  CREDIT AGREEMENT
or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section , a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

        Upon the request of the Agent or a Borrower, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrowers and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish that payments to such Lender are exempt from withholding or deduction of Taxes.

        SECTION 4.7 Payments, Computations, etc. Unless otherwise expressly provided, all payments by a Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 10:00 a.m., Portland time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable, over a year comprised of 360 days; provided, however, that with respect to Base Rate Loans, a year comprised of 365 or 366 days, as the case may be, shall be used. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section ) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.



19 -  CREDIT AGREEMENT

        SECTION 4.9 Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.10 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of a Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrowers and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

        SECTION 4.10 Use of Proceeds. The Borrowers shall apply the proceeds of each Borrowing for refinancing existing indebtedness of the Borrowers and for general corporate purposes and working capital purposes, including capital expenditures, of the Borrowers and their Subsidiaries (if any). Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

        SECTION 4.11 Actions of Affected Lenders. Each Lender agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 4.1 or any amounts which might otherwise be payable pursuant to Sections 4.3, 4.5 or 4.6; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material. In the event that such reasonable efforts are insufficient to avoid all such illegality pursuant to Section 4.1 or all amounts that might be payable pursuant to Sections 4.3, 4.5 or 4.6, then the Borrowers shall have the right, but not the obligation, at their own expense, to request such Lender (the "Affected Lender") to transfer its Loan Commitment hereunder to any other Lender (which itself is not then an Affected Lender) or financial institution designated by the Borrowers and approved by the Agent (which approval shall not be unreasonably withheld or delayed), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Agreement) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any governmental authority, (ii) such assignee shall pay to the Affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder, and (iii) the Borrowers shall pay to the Affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of such assignment hereunder and all other amounts accrued for such Lender's account or owed to thereunder.

                                    ARTICLE 5

                CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING

        SECTION 5.1 Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section .

        SECTION 5.1.1 Resolutions, etc. The Agent shall have received from each Borrower a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to



20 -  CREDIT AGREEMENT

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

               (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower canceling or amending such prior certificate.

        SECTION 5.1.2 Delivery of Documentation. The Agent shall have received
(a) for the account of each Lender, its Notes and a copy of this Agreement duly executed and delivered by the Borrowers, and (b) evidence of the termination of that certain Credit Agreement dated as of December 22, 1995, by and among Penwest Ltd, Penford Products Co., Edward Mendell Co., Inc., Bank of America National Trust and Savings Association and other financial institutions party thereto.

        SECTION 5.1.3 Opinion of Counsel. The Agent shall have received opinions, dated as of the Effective Date and addressed to the Agent and all Lenders, from Bogle & Gates PLLC, counsel to the Borrowers, substantially in the form of Exhibit F hereto.

        SECTION 5.1.4 Organizational Documents. The Agent shall have received from each Borrower a certificate, dated the date of this Agreement, of its Secretary or Assistant Secretary as to

               (a) its articles or certificate of incorporation as in effect on such date, certified by the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available), and its bylaws as in effect on such date, certified by the Secretary or an Assistant Secretary as of such date; and

               (b) a certificate of its existence, authorization to do business and good standing from the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available).

        SECTION 5.1.5 Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of the Agent and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.4 and 10.3, if then invoiced.

        SECTION 5.2 All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

        SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

               (a) the representations and warranties set forth in Article (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);



21 -  CREDIT AGREEMENT

               (b) except as disclosed by the Borrowers to the Agent and the Lenders pursuant to Section 6.7;

                      (i) no labor controversy, litigation, arbitration or
               governmental investigation or proceeding shall be pending or, to the knowledge of the Borrowers, threatened against a Borrower or any of its Subsidiaries which constitutes a Material Adverse Effect; and

                        (ii) no development shall have occurred in any labor
                controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which constitutes a Material Adverse Effect; and

               (c) no Default shall have then occurred and be continuing, and no Borrower, no other Obligor, nor any of the Borrowers' Subsidiaries are in material violation of any law or governmental regulation or court order or decree, which violation would have a Material Adverse Effect.

        SECTION 5.2.2 Borrowing Request. For all Borrowings of Loans, the Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

        SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and the Agent's counsel; and the Agent and the Agent's counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or the Agent's counsel may reasonably request.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrowers represent and warrant unto the Agent and each Lender as set forth in this Article 6.

        SECTION 6.1 Organization, etc. Each Borrower and each of its Subsidiaries (if any) is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify shall not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

        SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by a Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan



22 -  CREDIT AGREEMENT

Document executed or to be executed by it are within such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                (a) contravene such Borrower's or any such Obligor's Organic Documents;

               (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

               (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties, except for the Liens created pursuant to the Loan Documents.

        SECTION 6.3 Government Approval Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrowers or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. No Borrower nor any Subsidiary of a Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrowers will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, all subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally, and subject to general principles of equity.

        SECTION 6.5 Financial Information. The consolidated audited balance sheets of Penford Corporation as at August 31, 1997, and the related statements of earnings and cash flow of Penford Corporation, and the consolidated unaudited financial statements of Penford Corporation as at February 28, 1998, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of Penford Corporation as at the dates thereof and the results of its operations for the periods then ended.

        SECTION 6.6 No Material Adverse Change. Since the date of the audited financial statements described in Section 6.5, except as otherwise disclosed in
Item 6.6 ("Material Developments") of the Disclosure Schedule, there has been no Material Adverse Effect.

        SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding, or labor controversy affecting a Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which the Borrowers believe may have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

        SECTION 6.8 Subsidiaries. Penford Products is a Subsidiary of Penford Corporation. The Borrowers have no other Subsidiaries, except those Subsidiaries



23 -  CREDIT AGREEMENT

                (a) which are identified in Item ("Existing Subsidiaries") of the Disclosure Schedule; or

               (b) which are permitted to have been acquired in accordance with
        Section 7.2.5 or 7.2.10.

        SECTION 6.9 Ownership of Properties. Each Borrower and each of its Subsidiaries (if any) owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to parents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3and except for any defects in title that will not have a Material Adverse Effect.

        SECTION 6.10 Taxes. Each Borrower and each of its Subsidiaries (if any) has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 6.11 Pension and Welfare Plans. During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by a Borrower or any member of a Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrowers nor any member of a Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 6.12 Environmental Warranties. Except as set forth in the Disclosure Schedule, each Borrower hereby represents and warrants that such Borrower's businesses and assets and those of its Subsidiaries (if any) are operated in material compliance with applicable Environmental Laws and that no enforcement action in respect thereof is threatened or pending.

        SECTION 6.13 Regulations G, U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 6.14 Year 2000 Compliance. Each Borrower has conducted a comprehensive review and assessment of such Borrower's computer applications and made inquiry of such Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and, based on that review and inquiry, the Borrowers do not believe the year 2000 problem will have a Material Adverse Effect.

        SECTION 6.15 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of a Borrower in writing to the Agent or any Lender for



24 -  CREDIT AGREEMENT
purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of a Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                    ARTICLE 7

                                    COVENANTS

        SECTION 7.1 Affirmative Covenant. The Borrowers agree with the Agent and each Lender that, until all Loan Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 7.1.

        SECTION 7.1.1 Financial Information, Reports, Notices, etc. Penford Corporation will furnish, or will cause to be furnished, to the Agent for the further distribution to each of the Lenders copies of the following financial statements, reports, notices and information

               (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Penford Corporation, consolidated and consolidating balance sheets of Penford Corporation and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow of Penford Corporation and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of Penford Corporation;

                (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of Penford Corporation, a copy of the annual unqualified audit report for such Fiscal Year for Penford Corporation and its Subsidiaries, including therein consolidated and consolidating balance sheets of Penford Corporation and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of Penford Corporation and its Subsidiaries for such Fiscal Year, in each case certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any noncompliance with the covenants set forth in
        Section 7.2.4 that has occurred and is continuing, or, if they have become aware of such noncompliance, describing such noncompliance;

               (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and 120 days after the end of each Fiscal Year, a Compliance Certificate, executed by an Authorized Officer of Penford Corporation, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;

               (d) as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of an Authorized Officer of Penford Corporation setting forth details of such Default and the action which the Borrowers have taken and propose to take with respect thereto;



25 -  CREDIT AGREEMENT

                (e) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any material labor controversy, litigation, action, or proceeding of the type described in
        Section 6.7, notice thereof and copies of all documentation relating thereto;

               (f) immediately upon becoming aware of the institution of any steps by a Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that a Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by a Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of a Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

               (g) such other information concerning the condition or operations, financial or otherwise, of the Borrowers or any of their Subsidiaries as any Lender through the Agent may from time to time reasonably request.

        SECTION 7.1.2 Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries (if any) to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate existence and, except to the extent that such failure will not have a Material Adverse Effect, qualification as a foreign corporation;

               (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

               (c) compliance in all material respects with the federal Fair Labor Standards Act or any comparable state wage and hour law.

        SECTION 7.1.3 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries (if any) to, maintain, preserve protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable and except for properties that may be the subject of Permitted Dispositions.

        SECTION 7.1.4 Insurance. Each Borrower will, and will cause each of its Subsidiaries (if any) to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to the Agent at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.



26 -  CREDIT AGREEMENT

        SECTION 7.1.5 Books and Records. Each Borrower will, and will cause each of its Subsidiaries (if any) to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of their respective representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. The Borrowers shall pay any fees of such independent public accountant incurred in connection with any Agent's exercise of its rights pursuant to this Section.

        SECTION 7.1.6 Environmental Covenant. Each Borrower will, and will cause each of its Subsidiaries (if any) to:

               (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect (except for permits associated with properties that have been the subject of a Permitted Disposition) and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

               (b) permit the Agent to conduct inspections, audits and appraisals of all or any of the records, business and assets of such Borrower and its Subsidiaries (if any) at any time and from time to time to ensure material compliance with applicable Environmental Laws, and if any material violation of applicable Environmental Laws is identified, indemnify the Agent for the Agent's reasonable costs incurred in connection with the inspections, audits and appraisals that resulted in such identification;

               (c) immediately notify the Agent and provide copies upon receipt of all material adverse written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws, except for those being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

               (d) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

        SECTION 7.2 Negative Covenants. The Borrowers agree with the Agent and each Lender that, until all Loan Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 7.2.

        SECTION 7.2.1 Business Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business activity, except in the business of manufacturing modified starches primarily for the paper and food ingredients industries, and such activities as may be incidental or related thereto, and, while Penwest is a Subsidiary of Penford Corporation, in the pharmaceuticals business.

        SECTION 7.2.2 Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                (a) Indebtedness in respect of the Loans and other Obligations;



27 -  CREDIT AGREEMENT

               (b) Indebtedness existing as of the Effective Date which is identified in Item ("Ongoing Indebtedness") of the Disclosure Schedule;

               (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services and up to an aggregate of $3,000,000 of letters of credit reimbursement liability, but excluding other Indebtedness incurred through the borrowing of money or Contingent Liabilities) including, without limitation, accrued expenses, taxes payable, accrued environmental liabilities, deferred employment benefits and deferred income taxes, to the extent incurred in the ordinary course of business;

               (d) Indebtedness of Subsidiaries of the Borrowers and guaranties by such Subsidiaries of Indebtedness of joint ventures in which such Subsidiaries are a joint venturer so long as the Borrowers have no liability or Contingent Liability for any such Indebtedness or guarantee; and

               (e) Indebtedness of Subsidiaries of the Borrowers to the Borrowers or other Subsidiaries of the Borrowers;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (d), or (e) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

        SECTION 7.2.3 Liens. No Borrower will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

               (b) Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

               (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and



28 -  CREDIT AGREEMENT

               (g) Liens on property used or to be used by a Borrower in the ordinary course of business, securing payment of all or part of the purchase price thereof, provided that such Liens are limited to the property so purchased and additions and improvements thereto and proceeds thereof.

        SECTION 7.2.4 Financial Condition. The Borrowers will not permit to occur any of the events set forth below:

               (a) Consolidated Tangible Net Worth at any time to be less than
        (i) $40,000,000 plus (ii) 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter beginning on or after May 31, 1998 plus (iii) 75% of the Net Equity Proceeds from any equity offering by the Borrowers or any of their Subsidiaries after May 31, 1998.

               (b) The Indebtedness to Consolidated Capitalization Ratio to exceed, as of the end of any Fiscal Quarter, the following levels:

                      (i)    While the Penwest Guarantee is in effect:

                                    Period                Ratio
                                    ------                -----
                             to August 31, 1999           0.65 to 1.00

                             from August 31, 1999
                               to August 31, 2000         0.62 to 1.00

                             from August 31, 2000
                               to August 31, 2001         0.52 to 1.00

                             on and after
                               August 31, 2001            0.50 to 1.00

                      (ii) After the Penwest Guarantee is released:

                                    Period                Ratio
                                    ------                -----
                             to November 30, 1998         0.62 to 1.00

                             from November 30, 1998
                               to August 31, 1999         0.60 to 1.00

                             from August 31, 1999
                               to August 31, 2000         0.57 to 1.00

                             from August 31, 2000
                               to August 31, 2001         0.52 to 1.00

                             on and after
                               August 31, 2001            0.50 to 1.00



29 -  CREDIT AGREEMENT

               (c) Its Leverage Ratio to exceed the following levels:

                                    Period                Ratio
                                    ------                -----
                             to August 31, 1999           3.75 to 1.00

                             from August 31, 1999
                               to August 31, 2000         3.25 to 1.00

                             on and after
                               August 31, 2000            2.75 to 1.00

                (d) Its Interest/Rental Expense Coverage Ratio to fall below 3.0 to 1.0.

        SECTION 7.2.5 Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                (a) Investments identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

               (b)    Cash Equivalent Investments;

               (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

               (d) Investments by a Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries or any other Subsidiary, by way of contributions to capital or loans or advances; and

               (e) other Investments in an aggregate amount at any time not to exceed $5,000,000 minus any losses on such Investments;

provided, however, that

               (f) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

               (g) no Investment otherwise permitted by clause (d) or (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

        SECTION 7.2.6 Restricted Payments, etc. On and at all times after the Effective Date, no Borrower will declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of such Borrower or on any warrants, options or other rights with respect to any shares or any class of capital stock (now or hereafter outstanding) of such Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit



30 -  CREDIT AGREEMENT
any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of such Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of such Borrower, if either before or after giving effect to any of such actions, there shall exist a Default or an Event of Default, it being understood that Penford Corporation intends to, and may, distribute all of Penford Corporation's shares of the common stock of Penwest to the holders of Penford Corporation's common stock.

        SECTION 7.2.7 Consolidation, Merger, etc. No Borrower will, or will permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, a Borrower or any other Subsidiary so long as, after giving effect thereto, the subject Borrower is a surviving corporation, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by a Borrower or any other Subsidiary; and

               (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, a Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger; provided, however, that after giving effect to any such merger such Borrower or its Subsidiary party thereto is the surviving corporation, or, in the case of a triangular merger, such Borrower survives the merger.

        SECTION 7.2.8 Asset Dispositions, etc. No Borrower will, or will permit any of its Subsidiaries to, sell, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any or all of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless (a) such sale, transfer, lease, contribution or conveyance is a Permitted Disposition or is permitted under Section 7.2.7, or (b) such sale is a Restricted Disposition and the net proceeds from such sale together with the net proceeds of all other Restricted Dispositions since the Effective Date does not exceed $5,000,000 in the aggregate.

        SECTION 7.2.9 Transactions with Affiliates. No Borrower will, or will permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that this
Section 7.2.9 shall not restrict arrangements entered into with Penwest in connection with the distribution of Penford Corporation's shares of Penwest's common stock to the holders of Penford Corporation's common stock.

        SECTION 7.2.10 Restrictive Agreements, etc. No Borrower will, or will permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting the ability of a Borrower or any other Obligor to amend or otherwise modify this Agreement, or any other Loan Document.



31 -  CREDIT AGREEMENT

                                    ARTICLE 8

                                EVENTS OF DEFAULT

        SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default" (unless waived pursuant to the provisions of Section 10.1).

        SECTION 8.1.1 Non-Payment of Obligations. The Borrowers shall default in the payment or mandatory prepayment when due of any principal of or interest on any Loan, or the Borrowers shall default (and such default shall continue unremedied for a period of five days after notice from the Agent) in the payment when due of any commitment fee or of any other Obligation.

        SECTION 8.1.2 Breach of Warranty. Any representation or warranty of a Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of a Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article 5) is or shall be incorrect when made in any material respect and a cure is not effected within ten Business Days or more after notice thereof shall have been given to the Borrowers by the Agent or any Lender; provided, however, that in the event that such cure cannot reasonably be effected within ten Business Days after notice to remedy same, the failure to cure within the ten Business Day cure period shall not constitute an Event of Default if:

               (i) substantial progress is made to effect a cure within the ten Business Day cure period;

               (ii) cure is completed as soon as practicable after the ten Business Day cure period; and

               (iii) the passage of the ten Business Day cure period will not jeopardize the ability of the Lenders to collect all sums due or to become due to the Lenders.

        SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. A Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 and such default (other than a breach of a covenant to pay) continues for ten Business Days or more after notice thereof shall have been given to the Borrowers by the Agent or any Lender; provided, however, that in the event that such breach cannot reasonably be cured within ten Business Days after notice to remedy same, the failure to cure such breach within the ten Business Day cure period shall not constitute an Event of Default if:

               (i) substantial progress is made to cure such breach within the ten Business Day cure period;

               (ii) cure is completed as soon as practicable after the ten Business Day cure period; and

               (iii) the passage of the ten Business Day cure period will not jeopardize the ability of the Lenders to collect all sums due or to become due to the Lenders.



32 -  CREDIT AGREEMENT

        SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice to remedy same shall have been given to the Borrowers by the Agent or any Lender; provided, however, that in the event that such breach cannot reasonably be cured within thirty days after notice to remedy same, the failure to cure such breach within the thirty day cure period shall not constitute an Event of Default if:

                (i) substantial progress is made to cure such breach within the thirty day period;

                (ii) cure is completed as soon as practicable after the thirty day cure period; and

                (iii) the passage of the thirty day cure period will not jeopardize the ability of the Lenders to collect all sums due or to become due to the Lenders.

        SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of either Borrower or any of the Borrowers' Subsidiaries having a principal amount, individually or in the aggregate, in excess of $2,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness prior to its expressed maturity.

        SECTION 8.1.6 Loss, Destruction or Condemnation of Property. Property of a Borrower shall suffer uninsured loss, damage, destruction or theft, or shall be condemned, seized or appropriated, and such event shall cause a Material Adverse Effect.

        SECTION 8.1.7 Judgments. Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against a Borrower or any of its Subsidiaries and either

               (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

               (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        SECTION 8.1.8 Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

               (a) the institution of any steps by a Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

        SECTION 8.1.9 Control of the Borrowers. Any Change in Control shall occur.



33 -  CREDIT AGREEMENT

        SECTION 8.1.10 Bankruptcy, Insolvency, etc. A Borrower or any of its Subsidiaries shall

               (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower, any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower, any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that such Borrower and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by such Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that such Borrower and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

        SECTION 8.1.11 Impairment of Enforceability, etc. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or a Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

        SECTION 8.1.12 Environmental Matters. Any claims shall be made under any Environmental Laws that, singly or in the aggregate, have a Material Adverse Effect, net of any reserves.

        SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.10 shall occur, the Loan Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.10 ) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be



34 -  CREDIT AGREEMENT
so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Loan Commitments shall terminate.

                                    ARTICLE 9

                                    THE AGENT

        SECTION 9.1 Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Portland time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the requesting Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender shall repay the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date the Agent made such amount available to the requesting Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing. If a Lender shall fail to repay the Agent all amounts owing under the preceding sentence, the Borrowers shall forthwith on demand repay all such amounts together with interest thereon through the date such amount is repaid to the Agent.

        SECTION 9.3 Exculpation. Neither the Agent nor any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under



35 -  CREDIT AGREEMENT
this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence; nor shall the Agent be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrowers of their obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 9.4 Successor. If the Agent shall be guilty of gross negligence or willful misconduct, the Required Lenders may, upon 10 days' prior written notice to the Borrowers and the Agent, remove the Agent. The Agent may resign as such at any time upon at least 30 days' prior written notice to the Borrowers and all Lenders. If the Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving written notice of resignation or within 10 days after the Required Lenders shall have delivered a removal notice, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

               (a) this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

        SECTION 9.5 Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by Scotiabank or any of its Affiliates, and (y) the Notes held by Scotiabank or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with a Borrower or any Subsidiary or Affiliate of a Borrower as if Scotiabank were not the Agent hereunder.

        SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Loan Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its



36 -  CREDIT AGREEMENT
own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        SECTION 9.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by a Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from a Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                          ARTICLE 10

                                   MISCELLANEOUS PROVISIONS

        SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Loan Commitment Amount or the Percentage of any Lender, reduce any fees described in Article or extend the date for any such fees, or extend any Loan Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note; or

                (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on a Borrower in any case shall entitle a Borrower to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 10.2 Notices. Except with respect to Borrowing Requests and Continuation/Conversion Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may from time to time be designated by such party in a notice to the other parties. Borrowing Requests and Continuation/Conversion Notices shall be delivered or transmitted to: The Bank of Nova Scotia, Atlanta Agency, Suite 2700, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, Attention: Ms. Hilma



37 -  CREDIT AGREEMENT

Gabbidon, facsimile number (404) 888-8998 (telephone number (404) 877-1558), or at such other address or facsimile number as the Agent may from time to time designate in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when confirmation of transmission is received by the sending party.

        SECTION 10.3 Payment of Costs and Expenses. The Borrowers agree to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) and the expenses of each Lender (including the fees and out-of-pocket expenses of counsel to such Lender, including the allocated cost of such Lender's in-house counsel) in connection with

               (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

               (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrowers also agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expense (including all allocated costs of any Lender's in-house counsel)) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

        SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Loan Commitments, the Borrowers hereby jointly and severally indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

               (b) the entering into and performance of this Agreement in accordance with its terms and any other Loan Document in accordance with its terms, by any of the Indemnified Parties (including any action brought by or on behalf of a Borrower as the result of any determination by the Required Lenders pursuant to Article 5 not to fund any Borrowing);



38 -  CREDIT AGREEMENT

               (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by a Borrower or any of its Subsidiaries of any Hazardous Material; or

               (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by a Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree, jointly and severally, to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 10.5 Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section , shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Loan Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent, notice thereof shall have been given by the Agent to the Borrowers and each Lender, and the conditions set forth in Section have been satisfied.

        SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OREGON. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER OREGON LAW.



39 -  CREDIT AGREEMENT

        SECTION 10.10 Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

               (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

        SECTION 10.11 Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Loan Commitments to one or more other Persons in accordance with this Section .

        SECTION 10.11.1  Assignments.  Any Lender,

               (a) with the written consents of the Borrowers and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of a Borrower, shall be deemed to have been given in the absence of a written notice delivered by such Borrower to the Agent, on or before the fifth Business Day after receipt by such Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why such Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

               (b) with notice to the Borrowers and the Agent, but without the consent of the Borrowers or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Loan Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Loan Commitment) in a minimum aggregate amount of $5,000,000; provided, however, that after giving effect to such assignment, the assignor Lender's remaining aggregate Loan Commitment shall be at least $10,000,000; and provided, further, that, the Borrowers, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Agent by such Lender and such Assignee Lender,

               (d) such Assignee Lender shall have executed and delivered to the Borrowers and the Agent a Lender Assignment Agreement, accepted by the Agent, and

               (e) the processing fees described below shall have been paid.

        From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender



40 -  CREDIT AGREEMENT
hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrowers shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Loan Commitment and, if the assignor Lender has retained Loans and a Loan Commitment hereunder, a replacement Note in the principal amount of the Loans and Loan Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, any Lender may at any time assign any or all of its rights hereunder or its Note to any Federal Reserve Bank.

        In no event shall the Borrowers be required to pay any amount under this Agreement that is greater than the amount which they would have been required to pay had no assignment and delegation occurred.

        SECTION 10.11.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Loan Commitment, or other interests of such Lender hereunder; provided, however, that

                (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Loan Commitment or its other obligations hereunder or under any other Loan Document,

               (b) such Lender shall remain solely responsible for the performance of its Loan Commitment and such other obligations,

               (c) the Borrowers and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

               (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of
        Section 10.1, and

               (e) the Borrowers shall not be required to pay any amount under this Agreement that is greater than the amount which they would have been required to pay had no participating interest been sold.



41 -  CREDIT AGREEMENT

The Borrowers acknowledge and agree that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 1.03 and 10.4, shall be considered a
Lender.

        SECTION 10.12 Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by a Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their employees, examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                (a) unless prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                      (i)    to be bound by this Section 10.12;

                      (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

               (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by a Borrower or any Subsidiary.

        SECTION 10.13 Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with a Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 10.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF OREGON OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH



42 -  CREDIT AGREEMENT

LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF OREGON. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH EITHER BORROWER MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT A BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 10.15 Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.



43 -  CREDIT AGREEMENT

        SECTION 10.16 Statutory Disclosure. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "US" MEANS THE LENDERS.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PENFORD CORPORATION                                PENFORD PRODUCTS CO.

By: /s/ VICTOR BREED                        By: /s/ VICTOR BREED
   -------------------------------             ---------------------------------
   Title: CORPORATE DIRECTOR OF FINANCE        Title: VICE PRESIDENT

Address:  777 108th Avenue N.E.             Address:  777 108th Avenue N.E.
          Suite 2390                                  Suite 2390
          Bellevue, Washington 98004                  Bellevue, Washington 98004

Facsimile No.: (425) 462-2819               Facsimile No.: (425) 462-2819

Attention:  Mr. Victor Breed                Attention:  Mr. Victor Breed
            Vice President, Finance/CFO                 Vice President

                                            THE BANK OF NOVA SCOTIA, as Agent

                                            By: /s/ PATRIK G. NORRIS
                                               ---------------------------------
                                               Title: OFFICER

                                            Address:  888 S.W. Fifth Avenue,
                                                      Suite 750
                                                      Portland, Oregon 97204

                                            Facsimile No.: (503) 222-5502

                                            Attention:  Mr. Patrik G. Norris,
                                                        Officer



44 -  CREDIT AGREEMENT

PERCENTAGE                                  LENDERS

46 2/3%                                     THE BANK OF NOVA SCOTIA

                                            By: /s/ PATRIK G. NORRIS
                                               ---------------------------------
                                               Title: OFFICER

                                            Domestic
                                            Office:  888 S.W. Fifth Avenue,
                                                     Suite 750
                                                     Portland, Oregon 97204

                                            Facsimile No.: (503) 222-5502

                                            Attention:  Mr. Patrik G. Norris,
                                                        Officer

                                            LIBOR
                                            Office:  888 S.W. Fifth Avenue,
                                                     Suite 750
                                                     Portland, Oregon 97204

                                            Facsimile No.: (503) 222-5502

                                            Attention:  Mr. Patrik G. Norris,
                                                        Officer



45 -  CREDIT AGREEMENT

PERCENTAGE                                  LENDERS

26 2/3%                                     KEYBANK NATIONAL ASSOCIATION

                                            By: /s/ KATHLEEN JOHANSON
                                               ---------------------------------
                                               Title: V.P.

                                            Domestic
                                            Office:     Large Corporate Group
                                                        700 Fifth Avenue, 48th
                                                        Floor
                                                        Seattle, Washington
                                                        98104

                                            Facsimile No.: (206) 684-6035

                                            Attention:  Ms. Kathleen Johanson
                                                        Vice President

                                            LIBOR
                                            Office:     Large Corporate Group
                                                        700 Fifth Avenue, 48th
                                                        Floor
                                                        Seattle, Washington
                                                        98104

                                            Facsimile No.: (206) 684-6035

                                            Attention:  Ms. Kathleen Johanson
     `                                                  Vice President



46 -  CREDIT AGREEMENT

PERCENTAGE                                  LENDERS

26 2/3%                                     U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ PETER BENTLEY
                                               ---------------------------------
                                               Title: SENIOR VICE PRESIDENT

                                            Domestic
                                            Office:  Northwest Corporate Banking
                                                     1420 Fifth Avenue, 11th
                                                     Floor
                                                     WWH276
                                                     Seattle, Washington 98101

                                            Facsimile No.: (206) 587-5259

                                            Attention:  Mr. Peter Bentley
                                                        Senior Vice President

                                            LIBOR
                                            Office:  Northwest Corporate Banking
                                                     1420 Fifth Avenue, 11th
                                                     Floor
                                                     WWH276
                                                     Seattle, Washington 98101

                                            Facsimile No.: (206) 587-5259

                                            Attention:  Mr. Peter Bentley
                                                        Senior Vice President



47 -  CREDIT AGREEMENT

                                                                      SCHEDULE 1

                              DISCLOSURE SCHEDULE

ITEM 6.6  Material Adverse Change

          None

Item 6.7  Litigation

            Description of Proceeding                            Action or Claim Sought

On January 23, 1998, the Idaho DEQ issued the Company            Notice of Violation of the
a Notice of Violation alleging a number of violations of         Idaho Environmental
the air quality provisions of the Idaho Environmental            Protection and Health Act
Protection and Health Act and the regulations promulgated
thereunder. On June 18, 1998, the Idaho DEQ proposed an
administrative Consent Order to resolve the Notice of
Violation which includes the imposition of a civil penalty
of $50,400.

On December 22, 1997, a group of residents filed a Notice        Notice of Violation pursuant
of Intent to Bring Suit with the Idaho DEQ and the U.S.          to the Idaho Environmental
Environmental Protection Agency pursuant to the Clean            Protection and Health Act
Air Act, the Comprehensive Environmental Response,
Compensation Liability Act, and the Emergency Planning
and Community Right-to-Know Act.

In late May 1998, Penford Corporation received a letter          FTC non-public investigation
from the Federal Trade Commission (the "FTC")
informing the Company that the FTC is conducting a non-
public investigation to determine whether manufacturers
of microcrystalline cellulose ("MCC") may be engaging in
or may have engaged in unfair methods of competition or
unfair acts and practices in violations of certain antitrust statutes. The FTC letter requested that the Company and
its affiliates cooperate in that investigation by providing
the FTC with copies of a wide range of documents and
information.

The Company received a demand letter from Jeff Carson,           Demand Letter arising out of
a former employee of the Company's Colorado operations,          employment dispute.
alleging, among other things, breach of an implied
employment contract and defamation. The Company is

currently negotiating settlement of the dispute and has purposed settlement in the amount of approximately
$15,000.

ITEM 6.8  Existing Subsidiaries

                           State of
     Name                Incorporation    Ownership  Description of Business
Penwest Pharmaceuticals  Washington       100%       Researcher, developer and
Co.                                                  manufacturer of
                                                     pharmaceutical products.

Penwest Export Co.       Virgin Islands   100%       Markets and sells Penford
                                                     Corporation products to
                                                     overseas customers
                                                     primarily in the United
                                                     Kingdom and Asia.


ITEM 6.11   Employee Benefit Plans

Borrower has certain financial obligations, as explained more fully below, with respect to post-retirement benefits under the welfare plans described below.

1. Retiree Life Insurance Benefits. Approximately 12 retirees are entitled to life insurance benefits. Borrower pays the premiums on the policies insuring all of these individuals' lives. The approximate amount of premiums is $4.700 per month.

2. Retiree Benefits Under Penwest Group Insurance Plan. Generally, retirees are covered under the Penwest Group Insurance Plan, a self-funded plan (with a stop-loss provision through Blue Shield). The majority of the "premium cost" for this self-insured plan for union retirees is the obligation of the Borrower. Non-union employees are also covered under the plan; however, the "premium cost" for non-union retirees is paid by the retiree. A similar arrangement applies with regard to the Prescription Drug Plan.

3. Medicare Supplemental Plan. The Borrower permits retirees access to this fully insured plan. The employee pays all premium costs associated with coverage.

ITEM 7.2.2(b)Ongoing Indebtedness.

                                                                      Outstanding Principal
     Creditor                              Debt                               Amount
     --------                              ----                        ---------------------
Principal Mutual Life Insurance    Note Agreement dated                             $20,000,000
Co., among others                  October 1, 1994

United of Omaha Life Insurance     Note Agreement dated                             $14,285,600
Company, among others              November 1, 1992

Seafirst                           Overnight Borrowings                             $ 5,000,000
                                   (at June 29, 1998)

Bank of Nova Scotia                Overnight Borrowings                             $ 3,687,000
                                   (at June 29, 1998)

Bank of Nova Scotia                Penford Corporation's                            $18,000,000
                                   Guaranty of obligations of    (maximum contingent liability)
                                   Penwest Pharmaceuticals Co.

Bank of Nova Scotia                Penford Corporation's                            $18,000,000
                                   Guaranty of obligations of    (maximum contingent liability)
                                   Penwest Pharmaceuticals Co.


ITEM 7.2.5(a)Ongoing Investments.

                Investment                                   Amount
                ----------                                   ------
Note Receivable from Tod R. Hamachek,                            $1,215,000
due August 31, 1998

Penwest Pharmaceuticals Co.                          100% outstanding stock

Penwest Export Co.                                   100% outstanding stock

                                                                       EXHIBIT A

                                 REVOLVING NOTE

$_________________                                       ________________, 19___

        FOR VALUE RECEIVED, the undersigned, PENFORD CORPORATION, a Washington corporation, and PENFORD PRODUCTS CO., a Delaware corporation ("the "Borrowers"), jointly and severally promise to pay to the order of _________________ (the "Lender") on July 2, 2003, the principal sum of
____________________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof), or in the records of the Lender, made by the Lender pursuant to that certain Credit Agreement, dated as of July 2, 1998, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrowers, THE BANK OF NOVA SCOTIA, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

        The Borrowers also promise, jointly and severally, to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

        This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS NOTE HAS BEEN DELIVERED IN THE STATE OF OREGON AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS
OF THE STATE OF OREGON.


                                    PENFORD CORPORATION

                                    By:______________________________
                                    Title:___________________________

                                    PENFORD PRODUCTS CO.

                                    By:______________________________
                                    Title:___________________________

                          LOANS AND PRINCIPAL PAYMENTS



                  Amount of Loan                      Amount of Principal           Unpaid Principal
                       Made                                Repaid                       Balance
                  --------------                      -------------------           ----------------
                                       Interest
                                        Period
               Base          LIBO       (If Ap-         Base           LIBO           Base           LIBO               Notation
    Date       Rate          Rate      plicable)        Rate           Rate           Rate           Rate      Total     Made By
  ---------  ---------    ---------    ---------     ---------      ---------      ---------      ---------  ---------  ---------



                                                                       EXHIBIT B

                               BORROWING REQUEST

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street, N.E., Suite 2700
Atlanta, Georgia 30308

Attention:     Ms. Hilma Gabbidon

                    PENFORD CORPORATION/PENFORD PRODUCTS CO.

Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of July 2, 1998, (together with all amendments, if any, from time to time made thereto, the "Credit Agreement", among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (the "Borrowers"), certain financial institutions and The Bank of Nova Scotia, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The undersigned Borrower (for purposes of this Borrowing Request, the "Borrower") hereby requests that a Loan be made in the aggregate principal amount of $__________________ on ______________________, _____, as a [LIBO Rate
Loan having an Interest Period of ______________________ months] [Base Rate
Loan].

        The Borrower here acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

        The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the time of such Borrowing as if then made.

        Please wire transfer the proceeds of the Borrowing to the following account of Borrower:_________________________________________________.

        The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of _______________________, ______.

                             [PENFORD CORPORATION][PENFORD PRODUCTS CO.]

                             By:________________________________
                             Title:_____________________________

                                                                       EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street, N.E., Suite 2700
Atlanta, Georgia 30308

Attention:     Ms. Hilma Gabbidon


                   [PENFORD CORPORATION][PENFORD PRODUCTS CO.]


Gentlemen and Ladies:

        This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Credit Agreement, dated as of July 2, 1998, (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (the "Borrowers"), certain financial institutions and The Bank of Nova Scotia, as agent, (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The undersigned Borrower (for purposes of this Borrowing Request, the "Borrower") hereby requests that on __________________, _____,

                (i) $_____________ of the presently outstanding principal amount of the Loans originally made on ______________, _____ [and $__________
        of the presently outstanding principal amount of the Loans originally made on ___________________, _____],

                (ii) and all presently being maintained as (1)[Base Rate Loans] [LIBO Rate Loans],

                (iii) be [converted into] [continued as],

                (iv) (2)[LIBO Rate Loans having an Interest Period of _____ months] [Base Rate Loans].

The Borrower hereby:

                (a) certifies and warrants that no Event of Default has occurred and is continuing; and

--------

(1) Select appropriate interest rate option.

(2) Insert appropriate interest rate option.

               (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

        The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of ____________________, _____.

                                    [PENFORD CORPORATION][PENFORD PRODUCTS CO.]


                                    By:________________________________
                                    Title:_____________________________

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE






[Name]
[Title]
Portland Branch
The Bank of Nova Scotia
888 S.W. Fifth Avenue, Suite 750
Portland, OR 79204

[Name]
[Title]
[Name of Lender]
[Address of Lender]

In accordance with Section 7.1.1(c) of the Credit Agreement dated as of [Date], and as amended from time to time, entered into between Penford Corporation, Penford Products Co., certain commercial lending institutions, as the Lenders, and The Bank of Nova Scotia, as Agent for the Lenders, I hereby certify that as of [Date], Penford Corporation, Penford Products Co. and their subsidiaries, if any, were in compliance with Section 7.2.4 of the Credit Agreement. Further, I have no knowledge of any Event of Default under Article 8 of the Credit Agreement, or of any event which, with notice or lapse of time, would constitute an Event of Default under the terms of the Credit Agreement.

The detailed calculations of the financial covenants under Section 7.2.4 of the Credit Agreement, attached hereto as Schedule 1, are true and accurate as of the date of this Compliance Certificate.

Dated: [Date]

                                    PENFORD CORPORATION


                                    By:________________________________
                                    Title:_____________________________

                                                                      SCHEDULE 1

                        U.S. $75,000,000 Credit Agreement
                                  Dated [Date]
                        Section 7.2.4 Financial Condition
                         Financial Covenant Calculation
                                  as of [Date]


1.  Section 7.2.4(a)

     A.  Consolidated Tangible Net Worth shall not be less than:

        (a)  Base                                                $40,000,000
        Plus:
        (b)    50% of Net Income since ___________,
               1998 (with no
               provision for losses).                            ____________
        Plus:
        (c)    75% of the Net Equity Proceeds
               from any equity offering by the
               Borrower or any of its Subsidiaries
               since ____________, 1998.                         ____________

        Required Tangible Net Worth (a + b + c)                  ____________

B.      Actual Tangible Net Worth:

        (d)  Consolidated net worth                              ____________
        Less:
        (e) Aggregate intangible assets                          ____________

        Consolidated Tangible Net Worth (d - e)                  ____________

2.  Section 7.2.4(b)

        A. Indebtedness, as defined in the Credit Agreement, to Consolidated Capitalization ("CC") not to exceed:

               (a)    While the Penwest Guarantee is in effect:

                             Period         Ratio
                             ------         -----
                      to August 31, 1999    0.65 to 1.00

                      from August 31, 1999
                        to August 31, 2000  0.62 to 1.00

                      from August 31, 2000
                        to August 31, 2001  0.52 to 1.00

                      on and after
                        August 31, 2001     0.50 to 1.00

               (b) After the Penwest Guarantee is released:

                             Period         Ratio
                             ------         -----
                      to November 30, 1998  0.62 to 1.00

                      from November 30, 1998
                        to August 31, 1999  0.60 to 1.00

                      from August 31, 1999
                        to August 31, 2000  0.57 to 1.00

                      from August 31, 2000
                        to August 31, 2001  0.52 to 1.00

                      on and after
                        August 31, 2001     0.50 to 1.00

        B.  Indebtedness:

               (c)    Total Liabilities (including
                      all obligations for borrowed
                      money and all capital lease obligations)      ____________
               Plus:
               (d)    All Contingent Liabilities
                      (including letters of credit
                      and liabilities associated with guarantees)   ____________

               Total Indebtedness (c + d)                           ____________


        C.  Consolidated Net Worth                                  ____________

        D.  Indebtedness to CC (B / (B + C))                        ____________

3.  Section 7.2.4(c)

        A. Leverage Ratio is not to exceed:

                             Period         Ratio
                             ------         -----
                      to August 31, 1999    3.75 to 1.00

                      from August 31, 1999
                        to August 31, 2000  3.25 to 1.00

                      on and after
                        August 31, 2000     2.75 to 1.00

        B.     Indebtedness                                         ____________

        C.     EBITDA                                               ____________

        D.     Leverage Ratio (B/C)                                 ____________

3.  Section 7.2.4(d)

        A. Interest/Rental Expense Coverage Ratio is not to fall below 3.0 to 1.0.

        B.     EBITDA                                               ____________

        C.     Personal Property Rental Expense                     ____________

        D.     Interest expense                                     ____________

        E.     Interest/Rental Expense
               Coverage Ratio (B + C/C + D)                         ____________

        Dated [Date]

                                            PENFORD CORPORATION


                                            By:________________________________
                                            Title:_____________________________

                                                                       EXHIBIT E

                           LENDER ASSIGNMENT AGREEMENT


To:     Penford Corporation and Penford Products Co.


To:     The Bank of Nova Scotia,
        as the Agent

                    PENFORD CORPORATION/PENFORD PRODUCTS CO.

Gentlemen and Ladies:

        We refer to clause (d) of Section 10.11.1 of the Credit Agreement, dated as of July 2, 1998, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Penford Corporation, a Washington corporation, Penford Products Co., a Delaware corporation, (the "Borrowers"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        This Agreement is delivered to you pursuant to clause (d) of Section
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _________________ (the "Assignee") of ______% of the Loans and Loan Commitment of ___________________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

        [Add paragraph dealing with accrued interest and fees with respect to the Loans assigned.]

        The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans hereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Loan Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

        Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

               (a)    the Assignee

                      (i) shall be deemed automatically to have become a party
               to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

                      (ii) agrees to be bound by the terms and conditions set
               forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

               (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

        The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section
10.11.1 of the Credit Agreement upon the delivery hereof.

        The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

               (A) Address for Notices:

                      Institution Name:

                      Attention:

                      Domestic Office:

                      Telephone:

                      Facsimile:

                      Telex (Answerback):

                      LIBOR Office:

                      Telephone:

                      Facsimile:

                      Telex (Answerback):

               (B) Payment Instructions:



        The Assignee agrees to furnish the tax form required by Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

        This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

DATED: [Date]

Adjusted Percentage                         [THE ASSIGNOR]

Loan Commitment
        and
Loans:         _____%


                                            By:_________________________________

                                                                       EXHIBIT F

                          OPINION OF BORROWER'S COUNSEL


                                  [INSERT FORM]